UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

Dynacq Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21574	76-0375477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10304 Interstate 10 East, Suite 369

Houston, Texas 77029

(Address of principal executive offices and zip code)

(713) 378-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2005, Dynacq Healthcare, Inc., Vista Hospital of Baton Rouge, LLC (“VHBR”) and Chiu M. Chan entered into a settlement agreement with Liljeberg Enterprises International, L.L.C. (collectively, the “Agreement”) to settle all matters between the parties including case number 598-564 filed in the Twenty Fourth Judicial District Court for the Parish of Jefferson, State of Louisiana, by Liljeberg Enterprises International, L.L.C. against VHBR, d/b/a Vista Surgical Hospital, Dynacq International, Inc., and Chiu M. Chan. Dynacq or its affiliates have agreed to pay $1.2 million to Liljeberg, and Liljeberg has agreed to release Dynacq and its affiliates for every known and unknown cause of action. The Board of Directors of Dynacq approved the terms of the settlement on February 25, 2005. The settlement is subject to the approval of the United States Bankruptcy Court. The press release dated February 28, 2005, announcing the settlement is attached as an exhibit to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
*Exhibit 99.1	Press Release dated February 28, 2005.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynacq Healthcare, Inc.

By:	/s/ Philip S. Chan
Philip S. Chan,
Chief Financial Officer

Date: March 1, 2005.

Exhibit Index

Exhibit Number	Description
*Exhibit 99.1	Press Release dated February 28, 2005.

*	Filed herewith